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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

ACE SECURITIES CORP.

(as depositor under the Pooling and Servicing Agreement,

dated as of May 1, 2005, providing for the issuance of

ACE Securities Corp. Home Equity Loan Trust, Series 2005-RM2, Asset-Backed Pass-Through

Certificates)

ACE Securities Corp.

(Exact name of registrant as specified in its charter)

______________________________________________________________________________

Delaware	333-123741-02	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6525 Morrison Blvd., Suite 318, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-365-0569

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 26, 2005, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2005-RM2, Asset-Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of May 1, 2005 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and securities administrator (the “Master Servicer and Securities Administrator”), Saxon Mortgage Services, Inc. as servicer and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of twenty-two classes of certificates (collectively, the “Certificates”), designated as the “Class A-1A Certificates”, “Class A-1B Certificates”, “Class A-2A Certificates”, “Class A-2B Certificates”, “Class A-2C Certificates”, “Class A-2D Certificates” “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class M-5 Certificates”, “Class M-6 Certificates”, “Class M-7 Certificates”, “Class M-8 Certificates”, “Class M-9 Certificates”, “Class M-10 Certificates”, “Class M-11 Certificates”, “Class B-1 Certificates”, “Class B-2 Certificates”, “Class CE Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one- to four- family, adjustable rate and fixed rate, first lien and second lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $566,256,939 as of May 1, 2005 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated May 26, 2005, between DB Structured Products, Inc. as seller and the Depositor (the “Mortgage Loan Purchase Agreement”). The Class A-1A Certificates, Class A-1B Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates were sold by Depositor pursuant to the Amended and Restated Underwriting Agreement, dated June 24, 1999, as amended and restated to and including July 8, 2002, between the Depositor and Deutsche Bank Securities Inc., and the Terms Agreement, dated May 23, 2005 between Depositor and Deutsche Bank Securities Inc. (collectively, the “Underwriting Agreement”).

The Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
A-1A	$ 206,792,000	One-Month LIBOR + 0.23%(2)(3)
A-1B	$ 51,698,000	One-Month LIBOR + 0.26%(2)(3)
A-2A	$ 79,753,000	One-Month LIBOR + 0.09%(2)(3)
A-2B	$ 50,184,000	One-Month LIBOR + 0.20%(2)(3)
A-2C	$ 12,963,000	One-Month LIBOR + 0.25%(2)(3)
A-2D	$ 33,778,000	One-Month LIBOR + 0.35%(2)(3)
M-1	$ 20,952,000	One-Month LIBOR + 0.44%(2)(3)
M-2	$ 18,686,000	One-Month LIBOR + 0.45%(2)(3)
M-3	$ 11,042,000	One-Month LIBOR + 0.47%(2)(3)
M-4	$ 10,193,000	One-Month LIBOR + 0.63%(2)(3)
M-5	$ 9,626,000	One-Month LIBOR + 0.66%(2)(3)
M-6	$ 9,343,000	One-Month LIBOR + 0.69%(2)(3)
M-7	$ 7,644,000	One-Month LIBOR + 1.20%(2)(3)
M-8	$ 5,946,000	One-Month LIBOR + 1.30%(2)(3)
M-9	$ 5,379,000	One-Month LIBOR + 1.70%(2)(3)
M-10	$ 5,096,000	One-Month LIBOR + 3.00%(2)(3)
M-11	$ 5,663,000	One-Month LIBOR + 3.00%(2)(3)

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(1)	Approximate.

(2)  The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under “Description of the Certificates–Pass-Through Rates.”

(3)  After the optional termination date, the margins applicable to the Class A-1A, Class A-1B, Class A-2A, Class A 2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates will increase by 50%.

The Certificates, other than the Class B-1, Class B-2, Class CE, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated May 23, 2005 (the “Prospectus Supplement”), and the Prospectus, dated April 26, 2005, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class B-1, Class B-2, Class CE, Class P and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits

Exhibit No.	Description
4.1

Pooling and Servicing Agreement, dated as of May 1, 2005, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc. as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2005-RM2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2005

ACE SECURITIES CORP.

By: /s/ Douglas K. Johnson

Name: Douglas K. Johnson

Title:	President

By: /s/ Evelyn Echevarria

Name: Evelyn Echevarria

Title:	Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of May 1, 2005, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc. as Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2005-RM2 Certificates.	7

EXHIBIT 4.1